Exhibit 10.1

AMENDMENT 2015-1
TO THE

NEPHROGENEX, INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

1.                                      Section 8(b) of the Plan is deleted in its entirety and replaced with the following:

(b)                                 Change in Control.

(i)                                     Upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for consent of affected Participants, provide for one or more of the following with respect to Options and Restricted Stock Unit Awards then outstanding, contingent upon the occurrence of the Change in Control:

(A)  The assumption of Options by a successor corporation or its parent in a manner that complies with Section 424(a) of the Code and Section 409A of the Code (whether or not such Options are ISOs).

(B)  The substitution by a successor corporation or its parent of new stock options for Options in a manner that complies with Section 424(a) of the Code and Section 409A of the Code (whether or not such Options are ISOs).

(C)  The substitution by a successor corporation or its parent of new restricted stock units in exchange for Restricted Stock Unit Awards in a manner that equitably reflects the terms of the transaction and that otherwise preserves the material terms of the Restricted Stock Unit Awards.

(D)  If consistent with Section 409A of the Code, the cancellation of Options and a payment to the affected Optionees equal to the excess, if any, of (1) the Fair Market Value of the Shares subject to such Options as of the effective date of the Change in Control, over (2) the applicable Exercise Price.  Such payment shall be made in the form of cash, cash equivalents, or securities of a successor corporation or its parent with a Fair Market Value equal to the required amount.

(E)  If consistent with Section 409A of the Code, the cancellation of Restricted Stock Unit Awards and a payment to the affected Participants equal to the Fair Market Value of the Shares subject to such Restricted Stock Unit Awards as of the effective date of such Change in Control.  Such payment shall be made in the form of cash, cash equivalents, or securities of a successor corporation or its parent with a Fair Market Value equal to the required amount.

The Committee need not treat all outstanding awards in an identical manner.

(ii)                                  Notwithstanding any other provision of this Plan and solely with respect to Participants who are members of the Board of Directors immediately prior to a Change in Control:

(A) Section 8(b)(i)(D) and (E) will not apply to Awards held by any such Participant without his or her consent if, immediately following the Change in Control, the common stock of the Company, the Company’s successor by merger or similar transaction, the Owner of the Company or the Owner of substantially all the assets of the Company will be (1) listed on a national securities exchange, or (2) traded in the over-the-counter market with sale prices that are regularly reported.

(B) Immediately prior to, but contingent upon the occurrence of, the Change in Control, all Awards then held by any such Participant will then vest in full.

(C) Upon the occurrence of the Change in Control, the post-termination exercise period of any Option then held by such a Participant (including any stock option substituted therefor in accordance with Section 8(b)(i)(B) or any stock option assumed in accordance with Section 8(b)(i)(A)) will be extended until the earlier of (1) the expiration date of that stock option, or (2) the first anniversary of the cessation of the Participant’s Service.  For avoidance of doubt, this Section 8(b)(ii)(C) will not affect any stock option that, without regard to this section, has a post-termination exercise period of more than one year.  In addition, this Section 8(b)(ii)(C) will not apply to any stock option intended to be an ISO if such application would constitute a modification under Treas. Reg. § 1.424-1(e) (or any successor provision), unless the holder of that stock option consents to the application of this section during the 29 day period beginning on the Change in Control.

(iii)                               With respect to a Participant in Service upon a Change in Control, if that Participant’s Service ceases within 12 months following the Change in Control due to his or her death, Disability, termination without Cause or resignation with Good Reason, the vesting of any Award that is outstanding and otherwise unvested immediately prior to such cessation (including any assumed or substituted award described in Section 8(b)(i)(A), (B) or (C) above) will accelerate in full; provided that such accelerated vesting will be conditioned upon the Participant’s execution of a release of claims against the Company and its affiliates in a form reasonably prescribed by the Company, and upon such release becoming irrevocable within 60 days following such cessation of Service.

2.                                      The following new definitions are added to Section 12 of the Plan and all the subsections of Section 12 of the Plan are re-lettered accordingly:

“Awards” means Options, Restricted Stock Unit Awards or Shares awarded or sold pursuant to Section 5.

“Cause” will have the meaning defined in the employment agreement, offer letter or similar agreement governing the Participant’s Service; provided that if no such agreement or letter exists, or if such agreement or letter exists but does not define “Cause,” then “Cause” means (i) fraud, breach of trust or fiduciary duty, material dishonesty, misappropriation of funds or similar activity; (ii) unauthorized use or disclosure of confidential information or trade secrets, which use or disclosure causes material harm to the Company, the Parent or any Subsidiary; (iii) refusal to cooperate in good faith with a governmental or internal investigation of the Company, the Parent, any Subsidiary or any of their directors, officers or employees, upon the Company’s request; (iv) debarment or criminal conviction that could lead to debarment, under the Generic Drug Enforcement Act or the Executive’s being debarred, excluded or otherwise made ineligible to participate in a “Federal Health Care Program” (as defined in 42 U.S.C. §1320a-7b(f)) or in any other governmental payment program; or (v) conviction of, or plea of nolo contendre to, a felony or any crime involving an act of moral turpitude.

“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any of the following:

(i)                                     any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur because of a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company;

(ii)                                  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii)                               there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries during any twelve month period, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing, to the extent necessary to avoid the imposition of tax under Section 409A of the Code with respect to any particular Award, a Change in Control shall only be deemed to occur with respect to that Award if the event or transaction also constitutes a “change in control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Agreement, is the Owner, directly or indirectly, of the Company’s then outstanding securities.

“Good Reason” will have the meaning defined in the employment agreement, offer letter or similar agreement governing the Participant’s Service; provided that if no such agreement or letter exists, or if such agreement or letter exists but does not define “Good Reason,” then “Good Reason” means: (i) a material adverse change in the Participant’s authority or duties, (ii) a material reduction in the Participant’s base compensation, or (iii) a relocation of the Participant’s principal worksite by more than 35 miles (excepting for this purpose reasonable business travel); provided (x) the Participant notifies the Company in writing within 90 days after he or she first becomes aware of such event, (y) the Company fails to cure such event within 30 days after receipt of such written notice, and (z) the Participant resigns from Service within 60 days following expiration of such cure period.

“Own,” “Owned,” “Owner,” “Ownership” means a person or entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

“Participant” means an Optionee or Purchaser.